SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2007

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2007, TVI Corporation (the “Company”) executed the Sixth Amendment to Financing and Security Agreement (the “Sixth Amendment”), which further amends the financing and security agreement dated as of October 31, 2006 (the “Credit Agreement”), entered into with Branch Banking & Trust Company. As so amended, the Credit Agreement provides for a $25.0 million revolving credit facility (the “Revolving Facility”) and a $5.0 million term acquisition credit facility. Borrowings under the Revolving Facility are additionally capped by a defined loan base amount which is a function of defined levels of eligible accounts receivable, inventory and net fixed assets (the “Borrowing Base”). Among other things, the Sixth Amendment (i) extends the temporary increase in the Borrowing Base of $3.6 million through March 31, 2008 and (ii) maintains the percentage of eligible fixed assets applicable to the calculation of the Borrowing Base at 65% rather than 55% through March 31, 2008. In all other respects, the terms of the Credit Agreement are unchanged.

The Sixth Amendment is attached as Exhibit 10.6.6 to this current report and incorporated by reference.

On December 27, 2007 our wholly-owned subsidiary Signature Special Event Services, Inc. (“SSES”) entered into an Amendment to Lease Agreement (the “Lease Extension”) with Remsburg, LLC (“Landlord”), which amends and extends the existing lease agreement, dated October 6, 2004, between the Landlord and SSES’s predecessor for SSES’s headquarters facility in Frederick, Maryland (the “Lease”) for two years through December 31, 2009. Under the Lease Extension, the annual base rent, which is payable monthly in advance, is $313,644 for the first year and $316,788 for the second year of the Lease. SSES has the option to terminate the Lease early upon six months written notice to the Landlord and the payment of a termination fee equal to the lesser of (i) three months rent at the base monthly rental that would be due for the three months immediately after the proposed termination date or (ii) the total of all monthly base rent installments that would be due immediately after the proposed termination date through the end of the Lease term. The Frederick facility is comprised of approximately 55,000 square feet of space, of which approximately 18,000 is used as manufacturing space.

The Lease Extension is attached as Exhibit 10.16.1 to this current report and incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

10.6.6	TVI Sixth Amendment to Financing and Security Agreement, dated as of December 31, 2007, among TVI Corporation, CAPA Manufacturing Corp., Safety Tech International, Inc. and Signature Special Event Services, Inc. and Branch Banking & Trust Company

10.16.1	Amendment to Lease Agreement, dated December 27, 2007, between the Company and Remsberg, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI CORPORATION
(Registrant)

Date: January 3, 2008	/s/ Sherri S. Voelkel
Sherri S. Voelkel
Senior Vice President and Chief Financial Officer